UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2015

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400
(Registrant's telephone number, including area code)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 – Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 16, 2015, the Board of Directors of AngioDynamics, Inc. (the "Company") approved and adopted the Second Amended and Restated By-Laws of the Company (the "Amended and Restated By-Laws").  The Amended and Restated By-Laws were adopted in order to reflect recent updates to the Delaware General Corporation Law and to make certain technical, conforming and clarifying changes.  The Amended and Restated By-Laws implement the following primary changes:
•	Article II: Meetings of Stockholders. Article II was amended to:

o	provide that meetings of stockholders may be held by remote communications, subject to such guidelines and procedures as the Board of Directors may adopt from time to time;

o
clarify the timing by which a stockholder's notice of business or nominations must be delivered to or mailed and received by the Company in the event the meeting date is moved from the prior year's meeting date or no annual meeting was held in the prior year;

o
clarify the timing by which a stockholder's notice of nominations must be delivered to or mailed and received by the Company in the event the number of directors to be elected has been increased without a public announcement at least ten (10) days before the end of the advance notice period;

o	remove references to stockholders' ability to act by written consent prior to the distribution of the Company's shares by E-Z EM, Inc., which is no longer applicable to the Company; and

o	provide that the Board of Directors may set separate record dates for determining stockholders entitled to notice of and to vote at stockholder meetings.

•
Article IV:  Officers.  Article IV was amended to clarify the responsibilities of certain officers of the Company and the Board of Directors' authority to delegate powers and duties to officers of the Company.

•	Article VIII: Indemnification. Article VIII was amended to:

o	provide for indemnification of directors and officers who are witnesses or other participants in actions, suits or proceedings in connection with serving in such positions;

o	clarify that the indemnification provided by Article VIII is intended to indemnify officers and directors of the Company to the fullest extent provided by the Delaware General Corporation Law;

o
specify that determinations regarding requests for indemnification must be made within sixty (60) days of any such request and determinations regarding requests for advancement of expenses must be made within twenty (20) days of any such request;

o
provide that the Company may assert in any suit seeking indemnification or reimbursement of advancement of expenses that the director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law; and

o
clarify that any subsequent amendment to or repeal of the indemnification sections of the By-Laws shall not limit or eliminate any right or protection with respect to any actions or omissions that took place prior to such amendment or repeal.

•
Article X: Forum For Adjudication of Disputes.  A new Article X was added that provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, will be the exclusive forum for derivative suits and certain other actions, including any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law.  This provision was adopted in accordance with recent changes to the Delaware General Corporation Law, which explicitly authorized, effective August 1, 2015, Delaware corporations to adopt exclusive forum selection provisions such as those set forth in the new Article X.  The Board of Directors determined that adoption of this provision is in the best interests of the Company and its stockholders for a number of reasons, including, among others, the importance of preventing the unnecessary diversion of corporate resources to address costly and duplicative multi-forum litigation, facilitating increased consistency and predictability in litigation outcomes for the benefit of the Company and its stockholders and recent statutory and caselaw developments in Delaware upholding the Board of Directors' authority to adopt such by-laws and their validity.

The Amended and Restated By-Laws are effective as of October 16, 2015.  A copy of the Amended and Restated By-Laws is filed herewith as Exhibit 3.1 and is incorporated by reference herein in its entirety.

Item 9.01 – Financial Statements and Exhibits.

(d)                              Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws, effective October 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: October 21, 2015	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws, effective October 16, 2015.